TECHNOLOGY DEVELOPMENT AND SUPPORT AGREEMENT

THIS AGREEMENT, made effective as of the 1st of June, 2008

BETWEEN:

Mantra Venture Group
a company incorporated under the laws of Nevada, having a local address at

1205 - 207 W. Hastings St., Vancouver, British Columbia, V6B 1H7
(hereinafter referred to as "MANTRA")

of the First Part

AND

Kemetco Research Inc.,
a company incorporated under the laws of British Columbia, having an address at

#445 - 5600 Parkwood Way, Richmond, British Columbia, V6V 2M2
(hereinafter referred to as "KEMETCO")

of the Second Part

(hereinafter referred to as "the **Parties**")

WHEREAS MANTRA has acquired a technology for the electro-reduction of carbon dioxide to formic acid and formate; and

WHEREAS KEMETCO provides scientific contract research, technology development and support and collaborates in technology innovation, including analytical services, bench and pilot scale process development, industrial chemistry, energy systems, materials sciences, and environmental management processes; and

WHEREAS the **Parties** are desirous of establishing a Technology Development and Support Agreement to assess and further develop MANTRA's electro-reduction of carbon dioxide technology.

NOW THEREFORE the Parties hereto agree as follows:

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KEMETCO	MANTRA

Article 1 - Definitions

In this agreement the following terms shall have the meanings set out in this Article 1.0 unless the context clearly requires otherwise:

"Agreement" means this entire agreement entitled "Technical Development and Support Agreement"

"Affiliate(s)" means an entity which, directly or indirectly through one or more intermediaries, either controls the **Party**, is controlled by the **Party**, or is under the common control of the **Party** and another entity.

"Environmental Requirement" means any present or future law, statute, regulation, bylaw, ordinance, rule, order, code, decree, approval or permit, or item of similar import, relating to the environment, human health, occupational safety, transportation of dangerous goods, or protection of persons or property, of any federal, provincial, regional, municipal or other governmental authority, or any ministry, department, branch, official, commission, board or regulatory body thereof, or of any judicial authority or tribunal, having jurisdiction over KEMETCO or the lands and building where KEMETCO is located, and includes with limitation the Environmental Management Act (British Columbia), the Workers Compensation Act (British Columbia), the Canadian Environmental Protection Act (Canada) and the Transportation of Dangerous Goods Act (Canada), or any present or future enactment of similar import.

"Intellectual Property" means Proprietary Information arising from the work performed by KEMETCO on behalf of MANTRA under this Agreement.

"Facility" means the laboratory and office space within KEMETCO servicing the activities of MANTRA.

"Fees" means the total amount payable by MANTRA for the provision of the **Facility**, **Program** and such supplementary services as may be requested by MANTRA under this **Agreement.**

"Hazardous Material" means any substance or material, or any quantity or concentration of a substance or material:

(a) that now or hereafter is declared to be hazardous or toxic or falls within the definition of "waste", "hazardous waste", "special waste", "dangerous goods", "toxic substance", "hazardous substance", "contaminant" or "pollutant" or any variation of such terms, or any terms of similar import, under any Environmental Requirement; or

(b) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or otherwise dangerous and hazardous to persons or property; or

(c) the presence of which requires notice, registration, investigation or remediation under any environmental requirement, or constitutes or threatens to constitute a nuisance or a hazard to property or to the health or safety of persons.

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KEMETCO	MANTRA
[signature]	[signature]

"Program" means the Technology Development and Support Program as defined in Article 2 of this Agreement.

"Proprietary Information" means the technical information, patents, knowledge, experience and skill, as well as the confidential drawings, specifications, trade secrets, know how and other technical information possessed by either **Party** or resulting from work directly associated with this Agreement.

"Representatives" shall mean employees, directors, agents, sub-consultants, sub-contractors, licensees, and other such persons who may have access to company confidential information.

Article 2 - Establishment of Technology Development and Support Program

2.1 Establishment of Program

(a) MANTRA will establish a technology development and support Program, (hereinafter referred to as the "Program") in collaboration with KEMETCO, to further MANTRA's present and future carbon dioxide electro-reduction technologies; and

(b) the Program will be conducted in close consultation with Professor Colin Oloman as MANTRA's designated personnel, with logistical, technical and administrative support provided by KEMETCO as required.

2.2 Program Objectives

The Program will assist MANTRA's efforts in evaluating and developing their carbon dioxide electro-reduction technology, and KEMETCO will contribute technical expertise in this regard.

2.3 KEMETCO Involvement

KEMETCO will provide MANTRA with technical support and direction including but not limited to the following:

(a) program direction and the definition and implementation of technical projects to be carried out either at the Facility or in conjunction with KEMETCO subcontractors and/or MANTRA staff and associates; and

(b) suggested improvements and additions to the carbon dioxide electro-reduction technology; and

(c) general technical support and liaison with MANTRA staff in support of their technical and business development as directed by MANTRA.

2.4 KEMETCO Program Personnel

KEMETCO will provide Program personnel, including a core group who will have continuity in their involvement with the Program, and initially comprising time on designated MANTRA projects as detailed below:

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KEMETCO	MANTRA

June 1 to July 31, 2008

- a Project Manager with a maximum involvement of 16 hours per month for projects; and
- a Senior Scientist/Engineer with experience in electrochemistry with a maximum involvement of 80 hours per month; and

August 1, 2008 to May 30, 2009

- a Project Manager with a maximum involvement of 16 hours per month for projects; and
- a Senior Scientist/Engineer with experience in electrochemistry with a maximum involvement of 160 hours per month; and
- a Technologist with a maximum involvement of 80 hours per month.

2.5 KEMETCO Supplementary Technical and Support Personnel
KEMETCO will provide supplementary personnel, and/or extended effort by the Program Personnel, as approved with MANTRA, (such as chemists, laboratory assistants, technical specialists, workshop technicians, and engineers) on an as required basis.

2.6 MANTRA Supplementary Technical Personnel
Use of MANTRA's own employees or third party specialist consultants to support the efforts of the Program at the Facility requires prior approval by KEMETCO.

2.7 Quality of Work
KEMETCO warrants that all work will be performed with reasonable care and to standard industry levels.

2.8 Records
KEMETCO will maintain records of the work performed which shall become the property of MANTRA and will make these records available to MANTRA at their request.

Article 3 - Establishment of Technology Development and Support Facility

3.1 Establish Facility
KEMETCO will make available a technical development and support facility (hereinafter referred to as the "Facility") for the use of the Program, which will comprise an area of shared laboratory and office space (totaling approximately 500 square feet) for use by KEMETCO personnel to conduct the Program.

3.2 Access to Facility
The Facility will be for the use of KEMETCO Program Personnel to conduct the Program under this Agreement. Visiting MANTRA Personnel will have access to the Facility at

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KEMETCO	MANTRA

times agreed by KEMETCO by appointment and will require supervision by KEMETCO Program Personnel at all times.

3.3 Use of KEMETCO Laboratories and Equipment
Use of KEMETCO laboratories and equipment other than the Facility is restricted to KEMETCO personnel trained in the use of the specific equipment.

3.4 Relocation
KEMETCO may relocate the Facility, in whole or in part, to alternative space that, in the reasonable opinion of KEMETCO, is equivalent to the Facility as described above.

3.5 Loss of Facility
If the building, the Facility, or the common areas, shall be damaged or destroyed by fire or other cause, then at the option of KEMETCO exercisable by notice to MANTRA, this agreement and the term will terminate effective the date of such damage or destruction and the Fees payable by MANTRA to KEMETCO be apportioned and paid to date of termination.

3.6 MANTRA Owned Equipment
KEMETCO shall act as custodian of MANTRA equipment which may be located at KEMETCO, or purchased by KEMETCO on behalf of MANTRA provided that:

(a) the equipment shall remain the property of MANTRA and usage will be restricted to KEMETCO personnel and MANTRA personnel; and

(b) use of MANTRA equipment by KEMETCO for purposes not relating to this Agreement shall be allowed where this does not interfere with the Program except where specifically stated otherwise; and

(c) KEMETCO shall take the same care in the use, calibration, storage and maintenance of this equipment as they would reasonably do if it were their own.

3.7 Obligations of MANTRA
MANTRA shall:

(a) not use the name of KEMETCO or any variation thereof in any published material without prior written consent by KEMETCO; and

(b) on termination cover costs of removal of all property of MANTRA and leave the Premises clean and in good repair, normal wear and tear excepted; and

(c) conform to all Health & Safety regulations as set out by KEMETCO; and

(d) not discuss nor make offers of employment to KEMETCO staff without the express consent of KEMETCO.

3.8 Obligations of KEMETCO
KEMETCO shall:

(a) not use the name of MANTRA or any variation thereof in any published material without prior written consent by MANTRA; and

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KEMETCO	MANTRA
[signature]	[signature]

(b) on termination and settlement of all invoices facilitate removal of all property of MANTRA; and

(c) conform to all Health & Safety regulations as set out by KEMETCO; and

(d) not discuss nor make offers of employment to MANTRA staff without the express consent of MANTRA.

Article 4 - Confidentiality, Non-Disclosure and Intellectual Property

4.1 Confidentiality
Both parties and their Representatives will hold in confidence all Proprietary Information disclosed to one Party by the other Party.

4.2 Non-Disclosure
KEMETCO will not disclose Proprietary Information relating to the Program to any third party without MANTRA's written consent.

4.3 Public Domain
The non-disclosure requirements of this Agreement shall not extend to information in the public domain.

4.4 Other Information
MANTRA shall return to KEMETCO and keep confidential any information belonging to KEMETCO that comes into the possession of MANTRA indirectly.

4.5 Intellectual Property

(a) All Intellectual Property arising from the work carried out in relation to the Program or under any other provision of this Agreement shall become the sole and exclusive property of MANTRA, and the protection, licencing and use shall be at the sole discretion and cost of MANTRA.

(b) Any Intellectual Property arising from this Agreement which MANTRA chooses not to protect, and declares no interest in, may be protected by KEMETCO.

4.6 Events on Termination
Termination shall not relieve either Party of any of their obligations under this Article.

Article 5 - Fees and Terms of Payment

5.1 Fixed Fees
The fixed fees payable shall include the Program Personnel and use of the Facility, and payment shall be as follows (plus applicable taxes):

June 1 to July 31, 2008

- for delivery of the Program $7,808 per month; and

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KEMETCO	MANTRA
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- for the Facility $2,000 per month.

August 1, 2008 to May 30, 2009

- for delivery of the Program $18,368 per month; and
- for the Facility $2,000 per month.

A summary of the monthly fixed fees is provided in Schedule A.

5.2 Variable Fees and Expenses

Additional service fees for services provided by KEMETCO and expenses for purchases made on behalf of, and approved by, MANTRA on an as required basis may include:

(a) an hourly charge for the provision of supplemental technical services on an as-required basis, at KEMETCO's volume discount rates as per Schedule B; and

(b) laboratory, safety and regulatory supplies and materials as required at cost plus 15%; and

(c) equipment purchases approved by MANTRA at cost plus 15%; and

(d) expenses for travel authorized by MANTRA at cost, plus per diems at KEMETCO standard rates; and

(e) any other out of pocket costs incurred by KEMETCO for the Program plus 15%.

A summary of the estimated monthly variable fees is provided in Schedule C. The estimated variables fees may change as more information is obtained during the course of the Program.

5.3 Included in Fees

No additional fees shall be payable for the use of common areas, special facilities, parking, and cleaning by visiting MANTRA Personnel.

5.4 Federal Goods and Services Tax

All Fees payable under this Agreement are subject to the federal Goods and Services tax.

5.5 Terms of Payment

Terms of payment shall include a $25,000 advance deposit and all fees are payable within 30 days of receipt of invoice from KEMETCO. Advance payment for equipment and supplies may be required at the discretion of KEMETCO.

5.6 Expenditure Authorization Procedures

Expenditure authorization procedures will be established by MANTRA and may be amended as agreed from time to time.

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KEMETCO	MANTRA
[signature]	[signature]

5.7 Facility Improvements
Costs of improvements to the Facility which are related specifically to the use of the space in the Facility shall be the responsibility of MANTRA (e.g. special power requirements, HVAC and plumbing).

Article 6 - Term and Termination of Agreement

6.1 Term

(a) The term of this Agreement shall be for a period of one (1) year commencing June 1, 2008.

6.2 Regular Termination of Agreement
The Agreement may be terminated by either Party by giving three (3) months notice in writing.

6.3 Termination on Bankruptcy or Insolvency
Either Party shall have the unilateral and unfettered right to terminate this Agreement without notice, at any time, upon or after the filing by the other Party of any assignment in bankruptcy, or upon or after the other Party becoming bankrupt, or upon or after the appointment of a receiver for all or substantially all of the property or assets of the other Party.

6.4 Termination for Breach of Agreement
Notwithstanding any other clause of this Agreement, the Agreement may be terminated by either party immediately upon expiration of thirty (30) days written notice to the other party, if:

(a) in the reasonable opinion of KEMETCO, the business and activities carried on in the Facility by MANTRA shall be materially different from those permitted under this Agreement and MANTRA fails to cure this material difference within this period of notice; or

(b) MANTRA shall fail to make any payment required to be made by it under Article 5 of this Agreement by the due date, and if MANTRA shall fail to cure any default by MANTRA under this Agreement within this period of notice; or

(c) KEMETCO is in material default hereunder and fails to remedy such default within the notice period.

6.5 Events on Termination
Upon termination of this Agreement, MANTRA shall vacate the Facility within sixty (60) days of the effective date of termination of this Agreement.

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KEMETCO	MANTRA
[signature]	[signature]

Article 7 - Indemnity and Release

7.1 Indemnification

(a) MANTRA shall indemnify and save harmless KEMETCO from and against all claims in any manner arising out of, or connected with any act, omission, negligence or default of MANTRA, its employees, agents invitees and licensees in or about the Facility or the building or in connection with the Agreement, whether in tort or contract.

(b) KEMETCO shall indemnify and save harmless MANTRA from and against all claims in any manner arising out of, or connected with any act, omission, negligence or default of KEMETCO, its employees, agents invitees and licensees in or about the Facility or the building or in connection with the Agreement, whether in tort or contract.

7.2 Hazardous Material

(a) Before MANTRA causes or allows any Hazardous Material to be brought onto the lands or into the building or the Facility, or to be created or developed on the lands or in the building of the Facility, MANTRA shall give written notice thereof to KEMETCO with full particulars, and MANTRA shall comply with any requirements relating thereto that KEMETCO may specify.

(b) MANTRA covenants and agrees to indemnify and save harmless KEMETCO and its directors, officers, agents, employees, tenants, Licensees and invitees from and against any and all claims, demands, audits, actions, causes of action, costs, expenses, orders, penalties, fines, judgments, liabilities, losses and damages (including, without limitation, special, exemplary and consequential damages, and losses from property damage, personal injury and death), suffered or incurred, or made, brought or imposed, in respect of, as a result of or arising from any Hazardous Material at any time brought onto the lands or into the building or the Facility, by MANTRA Personnel or any director, officer, agent, employee, contractor, licensee or invitee of MANTRA, until accepted by KEMETCO for use under this Agreement.

(c) MANTRA for itself and its directors, officers, agents, employees, successors and assigns hereby releases and forever discharges KEMETCO and its directors, officers, agents and employees of and from any and all claims, demands, suits, actions, causes of action, costs, expenses, orders, penalties, fines, judgments, liabilities, losses and damages (including, without limitation, special, exemplary and consequential damages, and losses from property damage, personal injury and death), suffered or incurred, or made, brought or imposed, in respect of, as a result of or arising from any Hazardous Material at any time brought onto the lands or into the building, or created or developed on the lands or in the building, by persons or entities other than KEMETCO and its directors, officers, agents and employees, or by the discharge or migration of any such Hazardous Material.

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KEMETCO	MANTRA
[signature]	[signature]

7.3 Events on Termination
The foregoing release and indemnities shall survive any expiration or termination of the agreement of the term.

7.4 Limitation of Liability
KEMETCO accepts no liability, under any circumstances whatsoever, for any consequential damage or loss suffered by anyone as a result of using or being unable to use the results of services provided under this Agreement. The maximum liability of KEMETCO under this agreement for whatever cause is limited to the total of the Fees paid by MANTRA to KEMETCO under this Agreement.

7.5 Force Majeure
Nonperformance of either party, except for the making of payments, shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, permit requirements, failure of suppliers or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party.

Article 8 - General Provisions

8.1 Assignment
Neither Party to this Agreement shall directly or indirectly, assign any of its rights or duties to another without the other Party's prior notification and prior written consent, which may be withheld at that Party's sole discretion provided that reasonable concerns can be demonstrated that the assignment will be prejudicial to competitive business interests of that Party. Without limiting the scope of the foregoing, "change of control" of a Party hereto shall be deemed to be an assignment. "change of control" shall mean that a person or group (other than the current controlling person or group) shall effectively control election of directors and/ or shall effectively control more than 50% of the publicly held stock. In the event of any approved assignment, the assignee assumes all rights and obligations of the assignor, without limitation, unless specifically consented to in writing by the parties.

8.2 Further Documents
With reasonable diligence the Parties shall provide such further documents or instruments required by the other as may be reasonably necessary to give effect to this Agreement and to carry out its provisions.

8.3 Jurisdiction
This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia Canada and the laws of Canada applicable therein.

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KEMETCO	MANTRA
[signature]	[signature]

8.4 Section Headings

The section headings are included for convenience or reference only and do not serve any other purpose.

8.5 Gender and Number

In this Agreement, words importing the singular shall be taken to mean the plural and vice versa and words importing gender shall include all genders.

8.6 Entire Agreement

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, pertaining to Program and Facility. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties. No waiver of any one provision of this Agreement shall constitute a waiver or any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8.7 Publicity

Neither Party will divulge the terms of this Agreement without the written consent of the other Party. The existence of the Agreement and reasonable background information can be provided by either Party for the furtherance of their business.

8.8 Authority

The persons executing this Agreement on behalf of the Parties represent and warrant that they have actual power to execute such an agreement on behalf of the respective Parties.

8.9 Relationship of the Parties

It is understood and agreed that this Agreement is not a partnership, nor does it create a joint venture between the parties, nor is a right to licence conveyed to either Party, and neither Party shall be deemed to be a representative or agent of the other Party.

8.10 Arbitration

Where a dispute arises out of or in connection with this Agreement the parties agree to seek an amicable settlement of that dispute in accordance with discussions and negotiations between the Authorized Representatives and senior management of the parties acting reasonably. Failing resolution therefor, all disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom may be referred, at the request of either party, to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre, and in connection therewith:

(a) the appointing authority shall be the British Columbia International Commercial Arbitration Centre;

(b) the arbitration will be conducted by a single arbitrator unless the parties agree otherwise;

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KEMETCO	MANTRA
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(c) the case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules"; and

(d) the place of arbitration shall be Vancouver, British Columbia, Canada. The prevailing Party in any arbitration or legal action arising out of or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such arbitration or action, including court costs and reasonable attorney's fees.

8.11 Invalid Provision

In the event that any court shall determine that any provision of this Agreement hereof is invalid, such determination shall not affect the validity of any other provision hereof, which will remain in full force and shall be construed as to be valid under applicable law.

8.12 Breach of Agreement

A breach of this Agreement by a representative of either Party shall be deemed to be a breach of this Agreement by that Party.

8.13 Application to Affiliates

The provisions of this Agreement shall also apply to the Affiliate(s) of either Party in which case said affiliates shall also be subject to the terms and conditions of this Agreement.

8.14 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be original, but all of which together shall constitute a single instrument.

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KEMETCO	MANTRA

8.15 Provision of Notice

Notice shall be in writing and either by registered mail, faxed or delivered by hand, addressed as follows:

(a) to KEMETCO

Kemetco Research Inc.
#445 5600 Parkwood Way
Richmond, British Columbia, V6V 2M2
Fax Number: 604-273-3609

Attention: Norman Chow, President

(b) to MANTRA:

Mantra Venture Group
1205-207 West Hastings St.,
Vancouver, British Columbia, V6B 1H7
Fax Number: 604-609-2878

Attention: Larry Kristof, President

IN WITNESS WHEREOF of the parties have duly executed this Agreement effective the June 1, 2008:

For **Mantra Venture Group**

Authorized Signatory
Larry Kristof, President

For **Kemetco Research Inc.**

Authorized Signatory
Norman Chow, President

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KEMETCO	MANTRA

Schedule A – Monthly Fixed Fees

	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Totals
Fixed Fees													
ERC Consulting													
Project Manager	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$1,408	$16,896
Senior Scientist	$6,400	$6,400	$12,800	$12,800	$12,800	$12,800	$12,800	$12,800	$12,800	$12,800	$12,800	$12,800	$140,800
Technologist			$4,160	$4,160	$4,160	$4,160	$4,160	$4,160	$4,160	$4,160	$4,160	$4,160	$41,600
Total labour	$7,808	$7,808	$18,368	$18,368	$18,368	$18,368	$18,368	$18,368	$18,368	$18,368	$18,368	$18,368	$199,296
Space Usage													
Lab Space	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$24,000
Total Lease Cost	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$24,000
Total Fixed Fees	$9,808	$9,808	$20,368	$20,368	$20,368	$20,368	$20,368	$20,368	$20,368	$20,368	$20,368	$20,368	$223,296

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KEMETCO	MANTRA
[signature]	[signature]

Schedule B - Fees for Supplementary Services

The following fees shall apply to all services provided other than included under the Basic Fee and are subject to revision from time to time.

Program Manager	$110.00/hr
Senior Chemist/Chemical Engineer	$100.00/hr
Junior Chemist/Laboratory Technologist	$65.00/hr
Work Shop Technician	$70.00/hr
Library Search	$65.00/hr
General Labour	$40.00/hr

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KENETCO	MANTRA

Schedule C – Estimated Monthly Variable Fees

	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Totals
Estimated Variable Fees													
ERC Lab System													
Basic System Cost	$25,000												$25,000
Rental of UBC Lab Cell		$5,750											$5,750
100 A DC Power Supply	$1,500												$1,500
Initial Anode Material	$1,000												$1,000
Initial Cathode Material	$1,000												$1,000
Initial Membrane	$1,000												$1,000
Controls and System Upgrades						$5,000							$5,000
Total ERC Lab System	**$29,500**	**$5,750**	**$0**	**$0**	**$0**	**$5,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$40,250**
ERC Lab System Installation													
Electrical		$2,000											$2,000
Ventilation		$5,000											$5,000
Space Rearrangement	$2,000												$2,000
Total Installation	**$2,000**	**$7,000**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$0**	**$9,000**
System Operations													
Consumables/Chemicals		$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$11,000
Alternative Anodes			$1,000		$1,000		$1,000		$1,000		$1,000		$5,000
Alternative Cathodes			$1,000		$1,000		$1,000		$1,000		$1,000		$5,000
Alternative Membranes			$1,000		$1,000		$1,000		$1,000		$1,000		$5,000
Maintenance/Upgrades			$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$1,000	$10,000
Analytical			$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$20,000
Waste Disposal					$1,000		$1,000		$1,000		$1,000		$4,000
Total System Operating Cost	**$0**	**$1,000**	**$7,000**	**$4,000**	**$8,000**	**$4,000**	**$8,000**	**$4,000**	**$8,000**	**$4,000**	**$8,000**	**$4,000**	**$60,000**
Total Estimated Variable Fees	**$31,500**	**$13,750**	**$7,000**	**$4,000**	**$8,000**	**$9,000**	**$8,000**	**$4,000**	**$8,000**	**$4,000**	**$8,000**	**$4,000**	**$109,250**

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KEMETCO	MANTRA
[signature]	[signature]